Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T (617) 588-5555 F (617) 588-5554 www.vcel.com

Vericel Reports Fourth Quarter and Full-Year 2024 Financial Results
Full-Year Total Revenue Growth of 20% to $237.2 Million, with MACI Revenue Growth of 20% and Burn Care Revenue Growth of 22%
Full -Year Adjusted EBITDA Growth of 58% to $53.4 Million
Record Fourth Quarter Gross Margin of 78%, Adjusted EBITDA Margin of 40%, and Net Income of $19.8 Million
Mid-Term Profitability Targets Increased to Gross Margin in the High-70% Range and Adjusted EBITDA Margin in the High-30% Range
Strong MACI Arthro Key Launch Indicators, with Approximately 250 MACI Arthro Surgeons Trained to Date
2025 Financial Guidance with Total Revenue Growth of 20% to 23% Reaffirmed
Conference Call Today at 8:30am Eastern Time

CAMBRIDGE, Mass., February 27, 2025 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights
•Total net revenue of $75.4 million
•MACI® net revenue of $68.3 million, representing 21% growth versus the prior year and 53% growth versus the prior quarter
•Burn Care net revenue of $7.0 million, consisting of $6.0 million of Epicel® revenue and $1.0 million of NexoBrid® revenue
•Gross margin of 78%, an increase of approximately 300 basis points versus the prior year
•Net income growth of 52% to $19.8 million, or $0.38 per diluted share
•Non-GAAP adjusted EBITDA increased 34% to $29.9 million, representing adjusted EBITDA margin of 40%, an increase of approximately 530 basis points versus the prior year
•Operating cash flow of $22.2 million
•As of December 31, 2024, the Company had approximately $167 million in cash, restricted cash and investments, and no debt

Full-Year 2024 Financial Highlights
•Total net revenue increased 20% to $237.2 million
•MACI net revenue growth of 20% to $197.3 million
•Burn Care net revenue growth of 22% to $39.9 million, consisting of $36.6 million of Epicel revenue and $3.3 million of NexoBrid revenue
•Gross margin of 73%, an increase of approximately 390 basis points versus the prior year
•Net income of $10.4 million, or $0.20 per diluted share
•Non-GAAP adjusted EBITDA of $53.4 million, representing adjusted EBITDA margin of 23%, an increase of approximately 540 basis points versus the prior year
•Operating cash flow of $58.2 million

Fourth Quarter Business Highlights and Updates
•Highest number of MACI implants, implanting surgeons, surgeons taking biopsies and MACI biopsies in a quarter since launch
•Approximately 250 MACI Arthro™ surgeons trained to date
•NexoBrid hospital orders in the fourth quarter increased 42% versus the prior quarter
•Completed construction of new corporate headquarters and manufacturing facility and remain on track to initiate commercial manufacturing in the facility in 2026
•Initiated assessment of opportunities to commercialize MACI outside the U.S.
•On track to submit MACI Ankle™ IND in the first half of 2025 and expect to initiate clinical study in second half of 2025

“The Company executed extremely well in 2024, delivering high revenue growth across both franchises and very strong margin expansion and profitability,” said Nick Colangelo, President and CEO of Vericel. “We are entering 2025 with a great deal of momentum and expect another year of high revenue growth and significant growth in profitability and cash generation driven by the strength in our core portfolio and increasing utilization of MACI Arthro.”

2025 Financial Guidance
•Total net revenue growth expected to be 20% to 23%
•Gross margin expected to be 73% to 74%
•Adjusted EBITDA margin expected to be 25% to 26%

Mid-Term Profitability Targets
•Gross margin is expected to increase to the high-70% range by 2029
•Adjusted EBITDA margin expected to increase to the high-30% range by 2029

Fourth Quarter 2024 Results
Total net revenue for the quarter ended December 31, 2024 increased 16% to $75.4 million, compared to $65.0 million in the fourth quarter of 2023. Total net product revenue for the quarter included $68.3 million of MACI (autologous cultured chondrocytes on porcine collagen membrane) net revenue, $6.0 million of Epicel (cultured epidermal autografts) net revenue, and

$1.0 million of NexoBrid (anacaulase-bcdb) net revenue, compared to $56.7 million of MACI net revenue, $7.8 million of Epicel net revenue and $0.5 million of NexoBrid net revenue in the fourth quarter of 2023.

Gross profit for the quarter ended December 31, 2024 was $58.5 million, or 78% of net revenue, compared to $48.5 million, or 75% of net revenue, for the fourth quarter of 2023.

Total operating expenses for the quarter ended December 31, 2024 were $40.0 million, compared to $35.8 million for the same period in 2023. The increase in operating expenses was primarily due to an increase in headcount and higher sales and marketing expenses to support the launch of MACI Arthro.

Net income for the quarter ended December 31, 2024 was $19.8 million, or $0.38 per diluted share, compared to net income of $13.0 million, or $0.26 per diluted share, for the fourth quarter of 2023.

Non-GAAP adjusted EBITDA for the quarter ended December 31, 2024 was $29.9 million, or 40% of net revenue, compared to $22.3 million, or 34% of net revenue, for the fourth quarter of 2023. A table reconciling non-GAAP measures is included in this press release for reference.

As of December 31, 2024, the Company had approximately $167 million in cash, restricted cash and investments, and no debt.

Full-Year 2024 Results
Total net revenue for the year ended December 31, 2024 increased 20% to $237.2 million, compared to $197.5 million in 2023. Total net product revenue for the year included $197.3 million of MACI net revenue, $36.6 million of Epicel net revenue and $3.3 million of NexoBrid net revenue, compared to $164.8 million of MACI net revenue, $31.6 million of Epicel net revenue and $1.1 million of NexoBrid net revenue in 2023.

Gross profit for the year ended December 31, 2024 was $172.1 million, or 73% of net revenue, compared to $135.6 million, or 69% of net revenue, in 2023.

Total operating expenses for the year ended December 31, 2024 were $167.6 million, compared to $142.0 million in 2023. The increase in operating expenses was primarily due to higher headcount and an increase in employee expenses and stock compensation, lease expenses for the Company’s new facility, and variable sales and marketing expenses, including to support the launch of MACI Arthro.

Net income for the year ended December 31, 2024 was $10.4 million, or $0.20 per diluted share, compared to net loss of $3.2 million, or $0.07 per diluted share, in 2023.

Non-GAAP adjusted EBITDA for the year ended December 31, 2024 was $53.4 million, or 23% of net revenue, compared to $33.9 million, or 17% of net revenue, in 2023. A table reconciling non-GAAP measures is included in this press release for reference.

Conference Call Information
Today’s conference call will be available live at 8:30am Eastern Time and can be accessed through the Investor Relations section of the Vericel website at http://investors.vcel.com/events-presentations. A slide presentation with highlights from today’s conference call will be available on the webcast and in the Investor Relations section of the Vericel website. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software, if necessary. To participate by telephone, please register here to receive dial-in details and your personal passcode. A replay of the webcast will be available on the Vericel website until February 26, 2026.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives. Vericel markets three products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for eschar removal in adults and pediatric patients with deep partial-thickness and/or full-thickness burns. For more information, please visit www.vcel.com.

Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2025 Vericel Corporation. All rights reserved.

GAAP v. Non-GAAP Measures
Vericel’s reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission. Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA described in this release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI, MACI Arthro, Epicel, and NexoBrid, growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, including the timely qualification of a new manufacturing facility in Burlington, Massachusetts, the ability to sustain profitability, contributions to adjusted EBITDA, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the use of MACI to treat cartilage defects in the ankle, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, surgeon adoption of MACI Arthro, physician and burn center adoption of NexoBrid, labor strikes, changes in surgeon and hospital treatment prioritizations caused by the temporary shortage of essential medical supplies, supply chain disruptions or other events or factors that might affect our ability to manufacture MACI or Epicel or affect MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to, damage or disruption caused by natural disasters and the ongoing conflicts in the Middle East region involving Israel, negative impacts on the global economy and capital markets resulting from the conflict in Ukraine and the Middle East conflicts, changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, lingering effects of adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, possible changes in governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures and the impact of the recent elections in the United States, global geopolitical tensions and potential future impacts on our business or the economy generally stemming from a public health emergency.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (SEC) on February 27, 2025 and in other filings with the SEC. These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411

VERICEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Product sales, net	$75,376	$64,996	$237,224	$197,516
Total revenue	75,376	64,996	237,224	197,516
Cost of product sales	16,877	16,489	65,117	61,940
Gross profit	58,499	48,507	172,107	135,576
Research and development	4,923	4,901	24,797	21,042
Selling, general and administrative	35,097	30,875	142,791	120,998
Total operating expenses	40,020	35,776	167,588	142,040
Income (loss) from operations	18,479	12,731	4,519	(6,464)
Other income (expense):
Interest income	1,560	1,436	6,410	4,632
Interest expense	(154)	(156)	(614)	(600)
Other income	70	82	195	64
Total other income	1,476	1,362	5,991	4,096
Income (loss) before income taxes	19,955	14,093	10,510	(2,368)
Income tax expense	148	1,100	148	814
Net income (loss)	$19,807	$12,993	$10,362	$(3,182)
Net income (loss) per common share:
Basic	$0.40	$0.27	$0.21	$(0.07)
Diluted	$0.38	$0.26	$0.20	$(0.07)
Weighted-average common shares outstanding:
Basic	49,469	47,745	48,848	47,590
Diluted	52,210	50,512	51,679	47,590

VERICEL CORPORATION RECONCILIATION OF REPORTED NET INCOME (LOSS) (GAAP) TO ADJUSTED EBITDA (NON-GAAP MEASURE) (in thousands - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$19,807	$12,993	$10,362	$(3,182)
Stock-based compensation expense	7,917	6,909	36,495	32,325
Depreciation and amortization	1,477	1,149	5,504	4,632
Net interest income	(1,406)	(1,280)	(5,796)	(4,032)
Income tax expense	148	1,100	148	814
Pre-occupancy lease expense	1,924	1,424	6,725	3,323
Adjusted EBITDA (Non-GAAP)	$29,867	$22,295	$53,438	$33,880

VERICEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands - unaudited)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$74,520	$69,088
Restricted cash	10,529	17,778
Short-term investments	41,693	40,469
Accounts receivable (net of allowance for doubtful accounts of $10 and $43, respectively)	61,375	58,356
Inventory	17,373	13,087
Other current assets	7,287	6,853
Total current assets	212,777	205,631
Property and equipment, net	103,161	41,635
Intangible assets, net	6,250	6,875
Right-of-use assets	70,098	73,462
Long-term investments	39,880	25,283
Other long-term assets	556	771
Total assets	$432,722	$353,657
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,848	$22,347
Accrued expenses	17,065	17,215
Current portion of operating lease liabilities	9,257	6,187
Other current liabilities	116	—
Total current liabilities	50,286	45,749
Operating lease liabilities	89,593	81,856
Other long-term liabilities	876	100
Total liabilities	140,755	127,705
Total shareholders’ equity	291,967	225,952
Total liabilities and shareholders’ equity	$432,722	$353,657